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                                                                     EXHIBIT 3.1

                      AMENDED AND RESTATED TRUST AGREEMENT

                                       OF

                          LEASE INVESTMENT FLIGHT TRUST

                            Dated as of June 26, 2001
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                                TABLE OF CONTENTS

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                                                                                                              PAGE
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ARTICLE I DEFINITIONS............................................................................................1
         Section 1.01.     Definitions and Construction..........................................................1

ARTICLE II GENERAL MATTERS.......................................................................................4
         Section 2.01.     Organizational Matters................................................................4
         Section 2.02.     Management by the Controlling Trustees; Authority of the Owner Trustee................5
         Section 2.03.     Objects...............................................................................6
         Section 2.04.     Prohibition and Limitation of Actions by LIFT and the Trustees........................7
         Section 2.05.     Limitation on the Issuance, Delivery and Sale of Equity Interests.....................9
         Section 2.06.     Independent Business.................................................................10
         Section 2.07.     Duration of LIFT.....................................................................11
         Section 2.08.     Trust for Benefit of Holders of LIFT Debt Securities.................................11
         Section 2.09.     Representation of Depositor..........................................................12
         Section 2.10.     Tax Matters Partner..................................................................12
         Section 2.11.     U.S. Tax Returns.....................................................................12
         Section 2.12.     Capital Accounts.....................................................................12
         Section 2.13.     Allocation of Profits and Losses for Capital Account Purposes........................13
         Section 2.14.     Allocations of Profits and Losses on Liquidation.....................................13
         Section 2.15.     Special Allocations to Capital Accounts..............................................13
         Section 2.16.     Allocation of Profits and Losses for United States Income Tax Purposes...............15

ARTICLE III THE BENEFICIAL INTEREST CERTIFICATES................................................................15
         Section 3.01.     Issuance of Beneficial Interest Certificates; Terms; Form; Execution and Delivery....15
         Section 3.02.     Restrictive Legends..................................................................16
         Section 3.03.     Register.............................................................................17
         Section 3.04.     Method of Payment....................................................................17
         Section 3.05.     Transfer and Exchange; Cancellation..................................................18
         Section 3.06.     Mutilated, Destroyed, Lost or Stolen Beneficial Interest Certificates................18
         Section 3.07.     Payments of Transfer Taxes...........................................................19
         Section 3.08.     Additional Certificates..............................................................19
         Section 3.09.     Special Transfer Provisions..........................................................19
         Section 3.10.     CUSIP, CINS and ISIN Numbers.........................................................21
         Section 3.11.     Distributions........................................................................22
         Section 3.12.     Subordination of the Securities......................................................22
         Section 3.13.     Additional Capital...................................................................22
         Section 3.14.     Class A Contingent Collateral Account and Permitted Beneficial Notes................ 22


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ARTICLE IV TRUSTEES.............................................................................................23
         Section 4.01.     Number and Status....................................................................23
         Section 4.02.     Owner Trustee........................................................................23
         Section 4.03.     Controlling Trustees.................................................................24
         Section 4.04.     Quorum; Meetings.....................................................................25
         Section 4.05.     Controlling Trustees' Resolution.....................................................26
         Section 4.06.     Notice of Meetings...................................................................26
         Section 4.07.     Voting   ............................................................................26
         Section 4.08.     Resolutions..........................................................................28
         Section 4.09.     Delegation...........................................................................28
         Section 4.10.     Vacancies............................................................................28
         Section 4.11.     Effect of Replacement................................................................28
         Section 4.12.     Effect of Vacancies..................................................................28
         Section 4.13.     Transactions with Trustees...........................................................29
         Section 4.14.     Interests of Trustees................................................................29
         Section 4.15.     Confidentiality Obligations of Trustees..............................................29
         Section 4.16.     Contract with Trustee................................................................30
         Section 4.17.     Validity of Acts.....................................................................30
         Section 4.18.     Minute Book..........................................................................30
         Section 4.19.     Fees and Remuneration; Directors and Officers Insurance..............................30
         Section 4.20.     Trustees May Rely....................................................................30
         Section 4.21.     Trustees Act Solely as Trustees......................................................31
         Section 4.22.     No Expenses for the Trustees.........................................................31
         Section 4.23.     No Representations or Warranties as to Certain Matters...............................31

ARTICLE V INDEMNIFICATION OF TRUSTEES...........................................................................32
         Section 5.01.     Liability and Indemnity..............................................................32
         Section 5.02.     Agents...............................................................................32
         Section 5.03.     Insurance............................................................................32
         Section 5.04.     Non-Exclusive Rights.................................................................32
         Section 5.05.     Survival.............................................................................32

ARTICLE VI TERMINATION OF LIFT..................................................................................33
         Section 6.01.     Termination of LIFT..................................................................33

ARTICLE VII AMENDMENTS..........................................................................................33
         Section 7.01.     Amendments...........................................................................33

ARTICLE VIII MISCELLANEOUS......................................................................................34
         Section 8.01.     Notices..............................................................................34
         Section 8.02.     Governing Law........................................................................35
         Section 8.03.     Jurisdiction.........................................................................35
         Section 8.04.     Counterparts.........................................................................36
         Section 8.05.     Agreement............................................................................36
         Section 8.06.     Table of Contents; Headings..........................................................36
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                                    EXHIBITS

Exhibit A    -    Form of Beneficial Interest Certificate

Exhibit B    -    Form of Affidavit of Citizenship

Exhibit C    -    Form of Certificate to be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors


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                  This AMENDED AND RESTATED TRUST AGREEMENT (this "Trust
Agreement"), dated as of June 26, 2001, is made between AUTOMATIC LIFT I LP, a Delaware limited partnership (the "Depositor") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as the Person accepting appointment as the Owner Trustee under this Trust Agreement.

                  Pursuant to that certain Trust Agreement dated June 12, 2001, the parties created a business trust under the Business Trust Act (the "Original Trust Agreement") and by this instrument intend to amend and restate such agreement such that this Amended and Restated Trust Agreement shall constitute the governing instrument of that business trust. Accordingly, the parties agree that the Original Trust Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS AND CONSTRUCTION. For purposes of this Trust Agreement, the following terms shall have the meanings indicated below. Capitalized terms used but not defined in this Trust Agreement shall have the meaning given to such terms in the Indenture. The rules of construction contained in Section 1.02 of the Indenture shall apply to this Trust Agreement. A "subsidiary" of any Person shall include a trust of which such Person is the holder of the beneficial interest.

                  "Basic Terms Modification" has the meaning given to such term in Section 7.01 hereof.

                  "Book Value" means, with respect to any asset of LIFT as of any date, such asset's adjusted basis for Federal income tax purposes as of such date, except as follows: (i) the initial Book Value of an asset contributed by a Certificateholder shall be the "fair market value" of such asset on the date of such contribution; (ii) if the Book Value of an Aircraft has been determined pursuant to clause (i) above, such Book Value shall thereafter be adjusted by the depreciation, cost recovery and amortization attributable to such asset assuming that the adjusted basis of such asset was equal to its Book Value determined pursuant to the methodology described in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

                  "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

                  "Capital Account" has the meaning given to such term in
Section 2.12 hereof.

                  "Citizen of the United States" has the meaning given to the term "citizen of the United States" in Section 40102(a)(15) of the Transportation Code and in the FAA Regulations.

                  "Class A Contingent Collateral Account" has the meaning given to such term in the Supplementary Security Trust Agreement.
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                  "Controlling Trustee" means each Person appointed, at the time of determination, as a controlling trustee under this Trust Agreement. The initial Controlling Trustees are identified in Section 4.03 hereof.

                  "Deficit Capital Account" means with respect to any Certificateholder, the deficit balance, if any, in such Certificateholder's capital account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) Credit to such capital account any amount which such Certificateholder is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulations Section 1.704-2(d)) and in the minimum gain attributable to any partner (Certificateholder) non-recourse debt (as determined under Treasury Regulations
Section 1.704-2(i)(3)); and

                  (ii) Debit to such capital account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

                  This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and is to be interpreted consistently with those provisions.

                  "Depositor" has the meaning given to such term in the introductory paragraph of this Trust Agreement.

                  "Eligibility Requirements" has the meaning given to such term in Section 4.02 hereof.

                  "Equity Trustee" means the Person appointed, at the time of determination, as the Trustee appointed by the Certificateholders under this Trust Agreement. The initial Equity Trustee is identified in Section 4.03 hereof.

                  "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

                  "Indenture" means the Trust Indenture between LIFT, ReSource/Phoenix, Inc. and Bankers Trust Company.

                  "Indenture Trustee" means the "Trustee" as defined in the Indenture.

                  "Independent Controlling Trustee" means the Controlling Trustees appointed, at the time of determination, as the Independent Controlling Trustees under this Trust Agreement. The initial Independent Controlling Trustees are identified in Section 4.03 hereof.

                  "LIFT" has the meaning given to such term in Section 2.01(a) hereof.


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                  "Original Trust Agreement" has the meaning given to such term in the second introductory paragraph of this Trust Agreement.

                  "Owner Trustee" means the Person appointed, at the time of determination, as the owner trustee under this Trust Agreement. The initial Owner Trustee is Wilmington Trust Company.

                  "Permitted Beneficial Note" has the meaning given to such term in the Supplementary Security Trust Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Beneficial Interest Certificates in the form set forth in Section
3.02 hereof.

                  "Profits and Losses" means, for any period, the taxable income or taxable loss of LIFT for such period, but excluding any items specially allocated pursuant to Section 2.15 hereof, all as determined in accordance with the method of accounting followed by LIFT for federal income tax purposes, with the following adjustments (solely for purposes of adjusting the Capital Accounts of the Certificateholders and not for tax purposes):

                  (i) income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                  (ii) any expenditures not deductible in computing taxable income and not properly chargeable to a capital account, as described in Section 705(a)(2)(B) of the Code, and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

                  (iii) any income, gain, loss or expense required to be separately allocated pursuant to Section 702 and not otherwise taken into account in computing Profits or Losses shall be added to or subtracted from such taxable income or loss;

                  (iv) items of income, gain, loss or deduction attributable to the disposition of property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to such property's book value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

                  (v) if any asset distributed in kind is reflected in the Capital Accounts of the Certificateholders at Book Value that differs from the fair market value of the asset at the time of distribution, the difference shall be treated as Profits or Losses on the sale of the asset and shall be allocated among the Certificateholders as of the time immediately prior to such distribution, in accordance with Section 2.13 hereof.

                  "Register" has the meaning given to such term in Section 3.03 hereof.

                  "Supplementary Security Trust Agreement" has the meaning given to such term in the Security Trust Agreement.

                  "Tax Matters Partner" has the meaning given to such term in
Section 2.10 hereof.


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                  "Transportation Code" means part A of subtitle VII of title
49, United States Code.

                  "Trustee" means any of or in its plural form all of the Owner Trustee and the Controlling Trustees.

                  "Trust Agreement" has the meaning given to such term in the introductory paragraph of this Trust Agreement.

                  "Trust Property" means any and all property in which LIFT at any time has any right, title or interest.

                  "United States Person" means a United States person within the meaning of Section 7701(a)(30) of the Code or a person that will be treated as such for United States federal income tax purposes.

                                   ARTICLE II

                                 GENERAL MATTERS

                  Section 2.01. ORGANIZATIONAL MATTERS.

                  (a) The name of the business trust that is the subject of this Trust Agreement is "Lease Investment Flight Trust". If the Controlling Trustees determine that the use of the name "Lease Investment Flight Trust" is not practicable or desirable, they may change the name and use any other designation or name for such business trust. To the extent practicable, the Trustees shall conduct the activities of Lease Investment Flight Trust ("LIFT"), execute and deliver all documents and cause LIFT to sue or be sued under its name. Any reference to LIFT shall be a reference to the business trust created hereby and not to any of the Trustees individually, to the officers, agents or employees of LIFT, to the Depositor or to any other Certificateholders or other holders of a beneficial interest in LIFT.

                  (b) The principal office of LIFT, and such additional offices as the Controlling Trustees may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Controlling Trustees may designate from time to time. The principal office of LIFT is initially located c/o Wilmington Trust Company, Attention:
Corporate Trust Administrator, at 1100 North Market Street, Rodney Square North, Wilmington, DE 19890-0001.

                  (c) LIFT is a "business trust", the Trustees are the "trustees" and each Certificateholder is a "beneficial owner", within the meaning of the Business Trust Act. LIFT shall not be deemed to be a general partnership, limited partnership, limited liability company, joint venture, joint shares company or a corporation. It is intended that LIFT shall be treated for tax purposes as a partnership (and not a publicly traded partnership) under the United States Internal Revenue Code of 1986.

                  (d) Legal title to all Trust Property shall be vested in LIFT as a separate legal entity, except that the Controlling Trustees may cause legal title to any Trust Property to be held


                                       4
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by or in the name of any other Person as a nominee and in furtherance thereof, legal title to any Aircraft may be held in the name of the Owner Trustee or the owner trustee under any trust established by and for the benefit of LIFT or any trust acquired by LIFT or acquired by a trust established by and for the benefit of LIFT. No Certificateholder or other owner of a beneficial interest in LIFT shall be deemed to have a severable ownership interest in or any right of partition or possession to any part of the Trust Property.

                  (e) The Owner Trustee hereby declares that it will hold the Trust Property upon the terms set forth in this Trust Agreement. Each successor Owner Trustee shall succeed to the right, title and interest of the Owner Trustee in the Trust Property automatically upon its due succession or due acceptance of appointment as the Owner Trustee without the need for any conveyancing documents as to all or any part of the Trust Property. Subject to the right of the Controlling Trustees to direct the Owner Trustee as to the transfer or encumbering of all or any part of the Trust Property, all documents effecting any transfer or encumbering of all or any part of the Trust Property shall be executed and delivered exclusively by the Owner Trustee.

                  Section 2.02. MANAGEMENT BY THE CONTROLLING TRUSTEES; AUTHORITY OF THE OWNER TRUSTEE.

                  (a) The Controlling Trustees shall have the exclusive and full authority to manage the Trust Property and affairs of LIFT, subject to the terms and provisions of this Trust Agreement. By acceptance of its appointment, each Controlling Trustee agrees to manage the Trust Property and the affairs of LIFT in accordance with the terms of this Trust Agreement and specifically, so long as any debt securities of LIFT remain outstanding, to take no action with respect to all or any part of the Trust Property that contravenes or conflicts with any provision of the Indenture or other instrument governing such debt securities.

                  (b) The Owner Trustee shall have the exclusive authority to
(i) accept legal process served on LIFT in the State of Delaware, (ii) execute any certificates that the Owner Trustee is required to execute under Section 3811 of the Business Trust Act and file such certificates with the Delaware Secretary of State, (iii) subject to the direction of the Controlling Trustees, receive funds from the Indenture Trustee and distribute them in accordance herewith, (iv) subject to the direction of the Controlling Trustees, send to the Certificateholders a copy of each notice or other communication received by the Owner Trustee under the Indenture for or on behalf of one or more of the Certificateholders as provided herein, (v) subject to the direction of the Controlling Trustees, send to the Indenture Trustee a copy of each notice, request or other communication for or on behalf of one or more Certificateholders as provided herein or in the Indenture, (vi) subject to the direction of the Controlling Trustees, execute and send to the Indenture Trustee in the name of and on behalf of LIFT such notices, requests or other communications as the Indenture requires on the part of LIFT or as the Controlling Trustees shall direct and (vii) execute and deliver in the name of and on behalf of LIFT such Related Documents as are to be executed and delivered on the Initial Closing Date or as the Controlling Trustees shall direct and any amendments or supplements to any Related Documents and any other certificates, instruments, documents or other papers (including documents of transfer or emcumbrance) as the Controlling Trustees shall direct. Each such action shall be taken by the Owner Trustee in its capacity as such and not in its individual capacity, and any papers so executed may so state. The Owner Trustee shall not be required to take any such action if the


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Owner Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to Applicable Law or any agreement to which LIFT or the Owner Trustee is a party.

                  Section 2.03. OBJECTS. LIFT is formed for the following objects only:

                  (a) to enter into and to perform the Beneficial Interest Purchase Agreement, the Indenture, the Security Trust Agreement, any of the other Related Documents, and any other agreements as are required by the terms of the Related Documents or as the Controlling Trustees determine to be appropriate for the objects of and the proper conduct of the affairs of LIFT;

                  (b) to acquire, directly or indirectly through any subsidiary or other intermediary, Aircraft and related assets pursuant to the Asset Purchase Agreement, the Beneficial Interest Purchase Agreement or from time to time pursuant to other Acquisition Agreements or otherwise;

                  (c) to own, hold, convert, maintain, modify, manage, operate, lease, re-lease and sell or otherwise dispose (including by means of a Leveraged Lease Transaction) of any Aircraft or related assets and enter into all agreements and engage in all related activities incidental thereto (in each case directly or indirectly through any subsidiary or other intermediary), including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests of lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective Affiliates;

                  (d) to provide loans to or guarantee or otherwise support the obligations and liabilities of any of its subsidiaries on such terms and in such manner as the Controlling Trustees see fit and (whether or not LIFT or any of its subsidiaries shall derive a benefit therefrom) so long as such loans, guarantees, or other supports are provided for the purposes set forth in paragraphs 2.03(a), (b) or (c) hereof; provided that no such loan, guarantee or other support of the obligations or liabilities of any of its subsidiaries shall be provided if it would materially adversely affect the holders of any debt securities of LIFT;

                  (e) to finance and refinance the activities described in paragraphs 2.03(a), (b) or (c) above through the offer, sale and issuance of any securities of LIFT, including the Initial Notes, the Additional Notes, the Refinancing Notes, the Exchange Notes, the Beneficial Interest Certificates and the Additional Certificates, upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by LIFT or any of its subsidiaries and to encumber, by grant of a security interest, mortgage or other charge (including the Security Trust Agreement), all or any part of the Trust Property whether now or hereinafter acquired and to permit its subsidiaries to do all or any of the foregoing;

                  (f) to engage in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any

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change or changes in any interest rate or currency exchange rate or in the price or value of any of LIFT's or any of its subsidiaries' property or assets, within limits determined by the Controlling Trustees from time to time and submitted to the Rating Agencies, including dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange rate contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

                  (g) to establish, promote and aid in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in paragraph 2.03(a), (b), (c) or (d) hereof and to acquire, hold or exercise rights with respect to and dispose of shares, securities and other interests in any Person who is or becomes thereby a subsidiary or causing the disposition of the assets of, or the dissolution of, any existing subsidiary;

                  (h) to take out, acquire, surrender, assign or exercise rights with respect to and pay premiums on policies of insurance and assurances with any insurance company or companies and permit its subsidiaries to do so, all as the Controlling Trustees may think fit ; and

                  (i) to do all such things as may be deemed incidental or conducive to the attainment of all or any of the above objects.

                  For the avoidance of doubt, LIFT is authorized to, and to permit its subsidiaries to, engage in any activity or other undertaking expressly required or authorized by the Indenture.

                  Section 2.04. PROHIBITION AND LIMITATION OF ACTIONS BY LIFT AND THE TRUSTEES.

                  (a) PROHIBITED ACTIVITY. LIFT (and its subsidiaries) shall not, and the Trustees shall not cause LIFT (or its subsidiaries) to engage in any activity other than as required or authorized by Section 2.03 hereof or any other provision of this Trust Agreement. Any party to this Trust Agreement, any Certificateholder and, for so long as any debt securities of LIFT remain outstanding, any holders of such debt securities (or any trustee or other representative thereof), may bring a proceeding to set aside and enjoin the performance of any act or acts by LIFT that are not required or authorized by
Section 2.03 hereof or any other provision of this Trust Agreement.

                  (b) LIMITATIONS ON NEW SUBSIDIARIES. The organizational documents of each direct or indirect subsidiary of LIFT formed or acquired on or after the date hereof shall limit such subsidiary's activities to those permitted under Section 5.02(e) of the Indenture and shall provide that, except to the extent otherwise required by Applicable Law, such subsidiary may not commence a voluntary bankruptcy or similar proceeding except with the consent of all of the trustees or directors, as applicable, of such subsidiary (other than a statutory trustee), at least one of whom shall be an individual who is an Independent Controlling Trustee under this Trust Agreement.

                  (c) LIMITATION ON EMPLOYEES. LIFT shall not, and LIFT shall not permit any of its subsidiaries to, employ or maintain any employees other than as required by any provisions of local law; provided that the Trustees (or any Person serving on any committee thereof) and the

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trustees and directors of each of LIFT's subsidiaries shall not be deemed to be employees for purposes of this Section 2.04(c). (d) LIMITATION ON INDEBTEDNESS. LIFT shall not, and LIFT shall not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "incur"), Indebtedness. The Beneficial Interest Certificates shall not constitute Indebtedness.

                  Notwithstanding the foregoing, LIFT and any of its subsidiaries may incur each and all of the following:

                  (i) Indebtedness in respect of any Initial Notes issued on the Initial Closing Date;

                  (ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness described in the proviso to Section 5.02(c)(iii) of the Indenture; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or repurchase equal to or higher than those of the subclass being refinanced or repurchased (determined at the date of incurrence), (B) taking into account such Refinancing or repurchase, a Rating Agency Confirmation is obtained prior to such Refinancing or repurchase and (C) the net proceeds of any such Refinancing or other Indebtedness shall be used only to repay the Outstanding Principal Balance of the subclass of Notes being so refinanced or repurchased (plus any premium and transaction expenses relating thereto) and to fund any Cash Collateral Account and/or Reserved Cash in the Collections Account in respect of such Refinancing Notes;

                  (iii) Indebtedness in respect of any Exchange Notes issued pursuant to the Indenture and the Registration Rights Agreement;

                  (iv) Indebtedness in respect of any Additional Notes the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition; provided that (A) a Rating Agency Confirmation is obtained prior to the incurrence of such Indebtedness and (B) the net proceeds of such Indebtedness shall be used only to finance such Permitted Additional Aircraft Acquisition (plus transaction expenses relating thereto) and to fund any Cash Collateral Account and/or Reserved Cash in the Collections Account in respect of such Additional Notes and (C) such Additional Notes will be cross-collateralized with all Outstanding Notes by the Collateral under the Security Trust Agreement;

                  (v) Indebtedness in respect of guarantees by any Issuer Group Member of any other Issuer Group Member; provided that no such Indebtedness shall be incurred if it would materially adversely affect the Holders;

                  (vi) obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and the documents related thereto;

                  (vii) Indebtedness under any agreements between any Issuer Group Member and any other Issuer Group Member (each, an "Intercompany Loan"); provided that such

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Indebtedness shall be evidenced by promissory notes and written notice shall have been given to each Rating Agency of the incurrence of such Indebtedness;

                  (viii) Indebtedness of any Issuer Group Member under any Credit Facility or Swap Agreement; and

                  (ix) Indebtedness in connection with any Leveraged Lease Transaction.

                  (e) Limitation on Consolidation, Merger and Transfer of Assets. LIFT shall not, and LIFT shall not permit any of its subsidiaries to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into LIFT or any of its subsidiaries, unless (i) the resulting entity is a special purpose entity, the organizational document of which is substantially similar to this Trust Agreement or the equivalent organizational document of such Issuer Group Member, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Holders and the Certificateholders do not give rise to any withholding tax payments less favorable to the Holders or the Certificateholders than the amount of any withholding tax payments that would have been required had such event not occurred and such entity is not subject to taxation as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) in the case of any consolidation, merger or transfer by LIFT, the Beneficial Interest Certificates remain outstanding or new Ownership Interests having substantially the same terms and conditions as the exchanged Beneficial Interest Certificates are issued in exchange therefor and the surviving successor or transferee entity expressly assumes all of the obligations of LIFT under the Indenture, the Securities and each other Related Document to which LIFT is then a party, (iii) a Rating Agency Confirmation is obtained with respect to such merger, sale, conveyance, transfer, lease or disposition, (iv) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing, (v) such transaction does not result in the recognition of gain or loss by the Holders for U.S. federal income tax purposes, and (vi) LIFT delivers to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such assumption documents comply with the above criteria and, if applicable, Section 5.02(g) of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (1) within and between LIFT and any of its subsidiaries and any other Issuer Group Member if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Holders and the Certificateholders, (2) complying with the terms of Section 5.02(g) of the Indenture or (3) effected as part of a single transaction providing for the redemption or defeasance of Securities in accordance with Section 3.10 or Article XI, respectively, of the Indenture.

                  Section 2.05. LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF EQUITY INTERESTS. LIFT shall not (a) issue, deliver or sell any shares, interests, participations or other equity equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing Date) or (b) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equity equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing
Date), except (i) the issuance, sale, delivery, transfer or pledge of Ownership Interests in any Issuer Group Member to or for the benefit of any other Issuer Group Member, (ii) issuances or sales of any Additional Certificates the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition and as provided in Section 2.04(d)(iv) hereof in accordance with the provisions of Section 2.11 of the Indenture, provided that (A) a Rating Agency Confirmation is obtained prior to such issuance and (B) the net proceeds of such issuance shall be used only to finance such Permitted Additional Aircraft Acquisition and as provided in Section 2.04(d)(iv) hereof, (iii) issuances or sales of shares of Ownership Interests in foreign Issuer Subsidiaries to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by Applicable Law or necessary in the determination of the Controlling Trustees to avoid adverse tax consequences in any such jurisdiction, (iv) the pledge of the Pledged Stock and Pledged Beneficial Interest or pledge of any other Ownership Interest pursuant to the Security Trust Agreement, (v) the sale or other disposition of any Ownership Interest in an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer Subsidiary in compliance with Section 5.02(g) of the Indenture, (vi) contributions to the capital of LIFT by the Certificateholders for the purpose of exercising LIFT's rights under Section
3.13 of the Indenture, for the purpose of an Optional Redemption of any subclass of Notes or for the purpose of discharging the Notes upon their Acceleration and
(vii) the issuance of certificates in replacement for, or upon transfer or exchange of, then Outstanding Beneficial Interest Certificates in accordance with the terms hereof.

                  Section 2.06. INDEPENDENT BUSINESS. LIFT will conduct its activities, and will cause each of its subsidiaries to conduct its business such that it is a separate and readily identifiable business from, and independent of, any Certificateholder and any of its Affiliates (it being understood that any Certificateholder and its Affiliates may publish financial statements that consolidate those of LIFT and any of its Affiliates, if to do so is required by any Applicable Law or accounting principles from time to time in effect and LIFT's subsidiaries may file consolidated tax returns with any Certificateholder and its Affiliates for tax purposes). Without limiting the foregoing, LIFT:

                  (a) will observe, and will cause its subsidiaries to observe, all formalities necessary to remain legal entities separate and distinct from each Certificateholder and any of its Affiliates;

                  (b) will maintain, and will cause its subsidiaries to maintain, each of their respective assets and liabilities separate and distinct from those of each Certificateholder and any of its Affiliates;

                  (c) will maintain, and will cause its subsidiaries to maintain, records, books, accounts, and minutes separate from those of each Certificateholder and any of its Affiliates;

                  (d) will pay its obligations, and will cause its subsidiaries to pay each of their respective obligations in the ordinary course of business as legal entities separate from each Certificateholder and any of its Affiliates;

                  (e) will keep, and will cause its subsidiaries to keep, each of their respective funds separate and distinct from any funds of each Certificateholder and any of its Affiliates, and will receive, deposit, withdraw and disburse such funds separately from any funds of each Certificateholder and any of its Affiliates;

                  (f) will conduct its activities, and will cause each of its respective subsidiaries to conduct their respective businesses in their own name, and not in the name of any Certificateholder or any of its Affiliates;

                  (g) will not agree, and will cause its subsidiaries not to agree, to pay or become liable for any debt of any Certificateholder or any of its Affiliates;

                  (h) will not hold out, and will cause its subsidiaries not to hold out, that any of them is a division of any Certificateholder or any of its Affiliates or that any Certificateholder or any of its Affiliates is a division of any of them;

                  (i) will not induce, and will cause its subsidiaries not to induce, any third party to rely on the creditworthiness of any Certificateholder or any of its Affiliates in order that such third party will contract with it; and

                  (j) will not enter into, and will cause its subsidiaries not to enter into, any transaction between any of them and any Certificateholder or any of its Affiliates that are more favorable to such Certificateholder and its Affiliates than transactions that LIFT and its subsidiaries would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof or any transactions permitted pursuant to the Indenture.

                  For the avoidance of doubt, LIFT is authorized to, and to permit its subsidiaries to, engage in any activity or other undertaking expressly required or authorized by the Indenture.

                  Section 2.07. DURATION OF LIFT. LIFT, unless terminated pursuant to the provisions of Article VI hereof, shall have a perpetual existence.

                  Section 2.08. TRUST FOR BENEFIT OF HOLDERS OF LIFT DEBT SECURITIES.

                  (a) This Trust Agreement has been entered into, and LIFT has been created, in part to induce the Holders to purchase their respective Notes. Each Certificateholder (by accepting a Beneficial Interest Certificate) and the Trustees agree that the Holders from time to time are third party beneficiaries hereof, and shall be entitled to enforce the terms of this Trust Agreement to the same extent as if they were parties hereto, subject, however, to the provisions of the documents governing the Notes.

                  (b) Neither the bankruptcy, insolvency or other incapacity of any Certificateholder, nor any transfer, by operation of law or otherwise, by it of any interest in LIFT or the Trust Property, shall (i) operate to terminate this Trust Agreement or the existence of LIFT, (ii) entitle any Certificateholder or its legal representatives or transferees to claim an accounting or to take any action in any court for a partition of all or any part of the Trust

Property or for the winding up of LIFT or (iii) otherwise affect the rights, duties and liabilities of the parties hereto.

                  Section 2.09. REPRESENTATION OF DEPOSITOR. The Depositor represents that it is a United States Person and a Citizen of the United States and that it is acquiring the Beneficial Interest Certificates for its own account. The Depositor shall provide LIFT and the Owner Trustee an affidavit in the form of Exhibit B certifying that it is a Citizen of the United States.

                  Section 2.10. TAX MATTERS PARTNER. For purposes of Section 6231(a)(7) of the Code, the "Tax Matters Partner" shall be Automatic Lift I, LP. The Tax Matters Partner shall keep the Certificateholders fully informed of any inquiry, examination or proceeding (including, without limitation, the beginning and completion of an administrative proceeding involving LIFT) promptly upon notice thereof being received by the Tax Matters Partner. The then current Tax Matters Partner may at any time appoint a successor to itself as the Tax Matters Partner. At the request of any Certificateholder, the Tax Matters Partner shall make the election referred to in Section 754 of the Code.

                  Section 2.11. U.S. TAX RETURNS. LIFT shall cause the Administrative Agent, acting for the Owner Trustee, to provide each Certificateholder with any information the Certificateholder may require to complete and file its United States federal income tax return and all other returns required to be filed by the Certificateholder in connection with their United States tax reporting obligations. In particular, LIFT shall cause the Administrative Agent, acting for the Owner Trustee, to provide each Certificateholder with annual tax reports on form K-1 on or prior to the date required by applicable law. The parties hereto intend that LIFT be taxed as a partnership for United States federal income tax purposes and no such party or any person acting on its behalf shall file any election to have LIFT be taxed as an association taxable as a corporation.

                  Section 2.12. CAPITAL ACCOUNTS. Solely for United States federal, state and local income and franchise tax purposes, LIFT shall cause the Administrative Agent to maintain an account (a "Capital Account") for each Certificateholder in compliance with Section 704(b) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2. Subject to the preceding sentence, a Certificateholder's Capital Account will initially equal the amount paid by the Certificateholder to LIFT with respect to its Beneficial Interest Certificate (which shall be treated as such Certificateholder's capital contribution to LIFT) and shall, throughout the term of LIFT, be (a) increased by the amount of (i) Profits allocated to such Certificateholder pursuant to
Section 2.13 hereof and (ii) the amount of any cash or the fair market value of other property contributed by the Certificateholder to LIFT (net of liabilities secured by the property that LIFT is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequent to the Certificateholder's initial contribution, and (b) decreased by the amount of (i) Losses allocated to such Certificateholder pursuant to Section 2.13 and (ii) the amount of distributions in cash and the fair market value of any other property (net of liabilities secured by the property that the Certificateholder is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) distributed to such Certificateholder.

                  Section 2.13. ALLOCATION OF PROFITS AND LOSSES FOR CAPITAL ACCOUNT PURPOSES. As of the close of each fiscal quarter, and as of the date on which a Certificateholder's interest is redeemed or LIFT is terminated, Profits and Losses shall be allocated among the Capital Accounts of the Certificateholders PRO RATA to each Certificateholder based upon the percentage residual interest represented by its Beneficial Interest Certificates.

                  Section 2.14. ALLOCATIONS OF PROFITS AND LOSSES ON LIQUIDATION Notwithstanding Section 2.13, in the year in which LIFT is liquidated, Profits and Losses, and items of income, gain, loss and deduction shall be allocated to the extent possible to cause distributions to the Certificateholders pursuant to
Section 6.01(b) to equal the distributions the Certificateholders would have received were liquidating distributions effected in accordance with Sections 3.11, 3.13 and 3.14.

                  Section 2.15. SPECIAL ALLOCATIONS TO CAPITAL ACCOUNTS (a) No allocation of loss, deduction, and/or expenditures described in Section 705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Certificateholder if such allocation would cause such Certificateholder to have a Deficit Capital Account. The amount of the loss, deduction, or Section 705(a)(2)(B) of the Code expenditure which would have caused a Certificateholder to have a Deficit Capital Account shall instead be charged to the Capital Account of any Certificateholders which would not have a Deficit Capital Account as a result of the allocation pro rata based upon the percentage residual interest represented by their Beneficial Interest Certificates, or, if no such Certificateholders exist, then to all the Certificateholders pro rata based upon the percentage residual interest represented by their Beneficial Interest Certificates.

                  (b) If any Certificateholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which create or increase a Deficit Capital Account of the Certificateholder, then items of LIFT's income and gain (consisting of a pro rata portion of each item of LIFT's income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to the capital account of the Certificateholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. This
Section 2.15(b) is intended to comply with the "qualified income offset" provisions of the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (c) If any Certificateholder would have a Deficit Capital Account at the end of any LIFT's taxable year (after taking into account the allocation pursuant to Section 2.15(b) and all other allocations) which is in excess of the sum of any amount that the Certificateholder is obligated to restore to LIFT under Treasury Regulations Sections 1-704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) (which are also treated as an obligation to restore in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), the capital account of the Certificateholder shall be specially credited with items of LIFT's income (including gross income) and gain in the amount of the excess as quickly as possible.

                  (d) Notwithstanding any other provision of this Section 2.14, if there is a net decrease in LIFT's minimum gain as defined in Treasury Regulations Section 1.704-2(d) during a taxable year of LIFT, the Capital Accounts of each Certificateholder shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Certificateholder's share of the net decrease in LIFT's minimum gain. This Section 2.14(d) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2 and shall be interpreted consistently therewith. If in any taxable year that LIFT has a net decrease in LIFT's minimum gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Certificateholders and it is not expected that LIFT will have sufficient other income to correct that distortion, the Tax Matters Partner may seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulations Section 1.704-2(f)(4).

                  (e) Notwithstanding any other provision of this Section 2.14 other than the preceding paragraph (d), if there is a net decrease in partner non-recourse debt minimum gain as defined in Treasury Regulations Section 1.704-2(i)(3) during a taxable year of LIFT, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, each Certificateholder with a share of that partner non-recourse debt minimum gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Certificateholder's share of the net decrease in partner non-recourse debt minimum gain. This Section 2.14(e) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2 and shall be interpreted consistently therewith. If in any taxable year that there is a decrease in partner non-resource debt minimum gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Certificateholders and it is not expected that LIFT will have sufficient other income to correct that distortion, the Tax Matters Partner may seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4).

                  (f) Items of LIFT's Loss, deduction, and expenditures described in Section 705(a)(2)(B) of the Code which are attributable to any non-recourse debt of LIFT and are characterized as partner (Certificateholder) non-recourse deductions under Treasury Regulations Section 1.704-2(i) shall be allocated to the Certificateholders' Capital Accounts in accordance with Treasury Regulations Section 1.704-2(i).

                  (g) Beginning in the first taxable year in which there are allocations of "non-recourse deductions" (as described in Treasury Regulations
Section 1.704-2(b)) those deductions shall be allocated to the Certificateholders pro rata based upon the percentage residual interest represented by their Beneficial Interest Certificates.

                  (h) In determining the Certificateholders' share of the excess non-recourse liabilities of LIFT for purposes of Treasury Regulations Section 1.752-3(a), the Certificateholder's share of LIFT Profits shall be based upon the percentage residual interest represented by their Beneficial Interest Certificate.

                  (i) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to this Section 2.15, and such allocation is inconsistent with the manner in which such amount otherwise would have been allocated pursuant to Section 2.14, subsequent allocations under Section 2.14 shall be made to the extent possible and without duplication, in a manner consistent with this Section 2.15, which negate the effects of such inconsistent allocations pursuant to this Section 2.15.

                  Section 2.16. ALLOCATION OF PROFITS AND LOSSES FOR UNITED STATES INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of LIFT for federal income tax purposes for any taxable year shall be allocated to the Certificateholders in the same manner Profits and Net Losses are allocated to the Certificateholders pursuant to Sections 2.13, 2.14 and 2.15 provided, however, that solely for United States federal, state and local income tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly reflected in the Capital Accounts at a value other than its tax basis shall be allocated so as to take into account the difference between such property's Book Value and its tax basis in a manner consistent with Section 704(c) of the Code and Treasury Regulations Section 1.704-3.

                                  ARTICLE III
                      THE BENEFICIAL INTEREST CERTIFICATES

                  Section 3.01. ISSUANCE OF BENEFICIAL INTEREST CERTIFICATES; TERMS; FORM; EXECUTION AND DELIVERY.

                  (a) LIFT is hereby authorized to issue the Initial Certificates and such Additional Certificates as are authorized in a Controlling Trustees' Resolution; provided that any Additional Certificates shall be issued in accordance with Section 2.05 hereof and Section 2.11 of the Indenture.

                           On the Initial Closing Date, LIFT shall issue to the
Depositor in consideration of and against receipt of the initial contribution of the Depositor in the amount set forth in a Controlling Trustees' Resolution and against receipt from the Depositor of affidavits in the form of Exhibits B and C to this Trust Agreement, Beneficial Interest Certificates representing the percentage beneficial interest of the Depositor in the Trust Property and LIFT specified in such Controlling Trustees' Resolution, such percentages representing in the aggregate for the Depositor all of the beneficial interest in the Trust Property and LIFT.

                  (b) Each Beneficial Interest Certificate to be issued on any Closing Date (including any Additional Certificates) shall be issued and delivered to, and registered in the name of, the relevant Certificateholder in registered form, in the form of a permanent certificated certificate and substantially in the form set forth in Exhibit A to this Trust Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required by this Trust Agreement or as are, consistently herewith, set forth in a Controlling Trustees' Resolution and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to conform to any usage in respect thereof or as may, consistently herewith, be prescribed by a Controlling Trustees' Resolution.

                  Beneficial Interest Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by a Controlling Trustees' Resolution.

                  (c) The Beneficial Interest Certificates shall be executed on behalf of LIFT by the manual or facsimile signature of any Responsible Officer of the Owner Trustee, such execution to constitute the authentication thereof.

                  (d) Each Beneficial Interest Certificate bearing the manual or facsimile signature of any individual who at the time such Beneficial Interest Certificate was executed was a Responsible Officer of the Owner Trustee shall bind LIFT, notwithstanding that any such individual has ceased to hold such office or to be a Responsible Officer prior to the delivery of such Beneficial Interest Certificate or any payment thereon or at any time thereafter.

                  (e) No Beneficial Interest Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless it shall have been executed on behalf of LIFT and authenticated as provided in clause (c) above. The signature of a Responsible Officer of the Owner Trustee on any Beneficial Interest Certificate shall be conclusive evidence that such Beneficial Interest Certificate has been duly executed and authenticated under this Trust Agreement. Each Beneficial Interest Certificate shall be dated the date of its execution.

                  (f) No ownership interest in any Beneficial Interest Certificate shall be issued, sold, transferred, listed or otherwise exchanged at any time on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions; (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in subclause (w); (y) a regional or local exchange; or (z) an over-the-counter market, as the trm "established securities market" and the terms in subclauses
(x), (x), (y) and (z) are defined for purposes of Section 7704 of the Code.

                  Section 3.02. RESTRICTIVE LEGENDS. Each Beneficial Interest Certificate shall bear the following legends on the face thereof:

                  THIS BENEFICIAL INTEREST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE CERTIFICATEHOLDER (1) REPRESENTS THAT IT (A) IS A "UNITED STATES PERSON" (AS DEFINED IN SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), (B) IS A "CITIZEN OF THE UNITED STATES" (AS DEFINED IN SECTION 40102(a)(15) OF PART A OF SUBTITLE VII OF TITLE 49, UNITED STATES CODE AND IN THE FEDERAL AVIATION REGULATIONS)

         AND (C) IS EITHER A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), (5), (6), (7) OR (8) OF REGULATION D UNDER
         THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE, RESELL OR OTHERWISE TRANSFER THIS BENEFICIAL INTEREST CERTIFICATE EXCEPT (A) TO LEASE INVESTMENT FLIGHT TRUST, A DELAWARE BUSINESS TRUST ESTABLISHED UNDER THE TRUST AGREEMENT DATED AS OF JUNE 26, 2001 (THE "TRUST AGREEMENT"), OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO AN ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), AND, IN EACH CASE (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION ONLY TO A PERSON THAT IS A UNITED STATES PERSON AND A CITIZEN OF THE UNITED STATES AND OTHERWISE IN ACCORDANCE WITH SECTION 3.09 OF THE TRUST AGREEMENT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BENEFICIAL INTEREST CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE CERTIFICATEHOLDER MUST SUBMIT THIS BENEFICIAL INTEREST CERTIFICATE TO THE OWNER TRUSTEE. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE OWNER TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  REFERENCE IS ALSO MADE TO THE PROVISIONS OF SECTION 3.09 OF THE TRUST AGREEMENT AS TO ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE.

                  Section 3.03. REGISTER. With respect to each of the Beneficial Interest Certificates, the Owner Trustee shall at all times be the Person at whose office in the location set forth in Section 8.01 hereof the Beneficial Interest Certificates may be presented or surrendered for registration of transfer or for exchange and for payment thereof and where notices and demands to or upon LIFT in respect of the Beneficial Interest Certificates may be served. The Owner Trustee shall keep a register of the Beneficial Interest Certificates and of their transfer and exchange (the "Register").

                  Section 3.04. METHOD OF PAYMENT. (a) On (i) each Payment Date to the extent received by it under Section 3.08 of the Indenture and (ii) upon receipt by it of any Excluded Payments, the Owner Trustee shall pay to the Certificateholders all distributions with respect to the Beneficial Interest Certificates to which they are entitled in accordance with the provisions hereof; provided, that in the event and to the extent receipt of any payment is not confirmed by the Owner Trustee by 1:00 p.m. (New York time) on such Payment Date or any Business Day thereafter or on the date of the Owner Trustee's receipt of any Excluded Payments, as applicable, distribution thereof shall be made on the Business Day following the Business Day such payment is received. Each payment on any Payment Date of amounts received under Section 3.08 of the Indenture with respect to any Beneficial Interest Certificates shall be made by the Owner Trustee to the Certificateholders as of the Record Date for such Payment Date, and each payment of any Excluded Payment shall be made to the Certificateholders on the date of payment.

                  (b) Payments under Section 3.04(a) hereof shall be made by check mailed to each Certificateholder on the applicable Record Date or, in the case of Excluded Payments, on the date of payment, at its address appearing on the Register. Alternatively, in the case of the Depositor or upon application in writing to the Controlling Trustees, not later than the applicable Record Date, by any other Certificateholder (which may be granted or denied in the discretion of the Controlling Trustees), any such payments shall be made by wire transfer to an account designated by such Certificateholder at a financial institution in the United States of America.

                  Section 3.05. TRANSFER AND EXCHANGE; CANCELLATION. A Certificateholder may transfer a Beneficial Interest Certificate only by written application to the Owner Trustee stating the name of the proposed transferee and otherwise complying with the terms of this Trust Agreement. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Owner Trustee in the Register.

                  Prior to the due presentment for registration of transfer of a Beneficial Interest Certificate, LIFT and the Owner Trustee may deem and treat the applicable registered Certificateholder as the absolute owner and Certificateholder of such Beneficial Interest Certificate for the purpose of receiving payment of all amounts payable with respect to such Beneficial Interest Certificate and for all other purposes and shall not be affected by any notice to the contrary. The Owner Trustee shall promptly notify the Controlling Trustees of each request for a registration of transfer of a Beneficial Interest Certificate.

                  Section 3.06. MUTILATED, DESTROYED, LOST OR STOLEN BENEFICIAL INTEREST CERTIFICATES. If any Beneficial Interest Certificate shall become mutilated, destroyed, lost or stolen, LIFT shall, upon the written request of the Certificateholder thereof and presentation of the Beneficial Interest Certificate or satisfactory evidence of destruction, loss or theft thereof to the Owner Trustee, issue, and the Owner Trustee shall authenticate and deliver in exchange therefor or in replacement thereof, a new Beneficial Interest Certificate in the name of such Certificateholder and in the same percentage of residual interest and dated the date of its authentication. If the Beneficial Interest Certificate being replaced has become mutilated, such Beneficial Interest Certificate shall be surrendered to the Owner Trustee and forwarded to LIFT by the Owner Trustee. If the Beneficial Interest Certificate being replaced has been destroyed, lost or stolen, the Certificateholder thereof shall furnish to LIFT or the Owner Trustee (i) such security or indemnity as may be required by them to save LIFT and the Owner Trustee harmless and (ii) evidence satisfactory to LIFT and the Owner Trustee of the destruction, loss or theft of such Beneficial Interest Certificate and of the ownership thereof. The applicable Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Owner Trustee) connected therewith.

                  Section 3.07. PAYMENTS OF TRANSFER TAXES. Upon the transfer of any Beneficial Interest Certificate pursuant to Section 3.06 hereof, LIFT or the Owner Trustee may require from the party requesting such new Beneficial Interest Certificate payment of a sum to reimburse LIFT or the Owner Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

                  Section 3.08. ADDITIONAL CERTIFICATES. (a) Subject to Section
2.11 of the Indenture and Section 5.02(f)(iv) of the Indenture, LIFT may issue Additional Certificates pursuant to this Trust Agreement the proceeds of which in each case shall be used to acquire Additional Aircraft (each, an "Additional Issuance"). Each issuance of any Additional Certificates shall be authorized pursuant to the prior written consent of the Certificateholders, one or more Controlling Trustees' Resolutions and shall be effected only following a Rating Agency Confirmation. Each Additional Certificate shall be designated generally as a "Beneficial Interest Certificate" for all purposes under this Trust Agreement and shall constitute a beneficial interest representing a percentage residual interest (as determined pursuant to the relevant Controlling Trustees Resolution) in LIFT pari passu with all of the Beneficial Interest Certificates. Upon the issuance of any such Additional Certificates, the percentage of the residual interest of LIFT represented by each then outstanding Beneficial Interest Certificate shall be adjusted accordingly.

                  Section 3.09. SPECIAL TRANSFER PROVISIONS.

                  (a) The Owner Trustee shall register the transfer of a Beneficial Interest Certificate if such transfer is being made by a proposed transferor who has (A) checked the box provided for on the Form of Beneficial Interest Certificate attached hereto as Exhibit A stating, or has otherwise advised LIFT and the Owner Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A and (B) provided LIFT and the Owner Trustee an affidavit in the form attached hereto as Exhibit B certifying, or has otherwise advised LIFT and the Owner Trustee in writing, that it is a Citizen of the United States to a transferee who has (X) signed the certification provided for on the Form of Beneficial Interest Certificate attached hereto as Exhibit A stating, or has otherwise advised LIFT and the Owner Trustee in writing, that it is purchasing the Beneficial Interest for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, that it is aware that the sale to it or such account is being made in reliance on Rule 144A and that it acknowledges that it has received such information regarding LIFT as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (Y) provided LIFT and the Owner Trustee an affidavit in the form attached hereto as Exhibit B certifying, or has otherwise advised LIFT and the Owner Trustee in writing, that it is a Citizen of the United States. No transfer of a Beneficial Interest Certificate or issuance of any Additional Certificates will be registered by the Owner Trustee if such transfer would cause LIFT to lose the benefits of the safe harbor from "publicly traded partnership taxable as a corporation for federal income tax purposes" status provided by Treasury Regulation Section 1.7704-1 or any other available exemption from such status, determined as if the Class D Notes evidenced partnership interests in LIFT (including, but not limited to, as a result of an ownership interest in any Beneficial Interest Certificates being issued, sold, transferred, listed or otherwise exchanged at any time on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions; (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in subclause (w); (y) a regional or local exchange; or (z) an over-the-counter market, as the term "established securities market" and the terms in subclauses (w), (x), (y) and (z) are defined for purposes of Section 7704 of the Code).

                  (b) The Owner Trustee shall register the transfer of a Beneficial Interest Certificate by the proposed transferor who has (A) checked the box provided for on the form of Beneficial Interest Certificate attached hereto as Exhibit A stating that the Beneficial Interest Certificate is being transferred other than in accordance with the exemption from registration under the Securities Act provided by Rule 144A thereunder and (B) provided LIFT and the Owner Trustee an affidavit in the form attached hereto as Exhibit B certifying, or has otherwise advised LIFT and the Owner Trustee in writing, that it is a Citizen of the United States to a transferee who has delivered to the Owner Trustee (X) an affidavit in the form attached hereto as Exhibit B certifying, or has otherwise advised LIFT and the Owner Trustee in writing, that it is a Citizen of the United States, (Y) a certificate substantially in the form of Exhibit C hereto and (Z) an Opinion of Counsel acceptable to the Controlling Trustees that such transfer is in compliance with the Securities Act.

                  (c) (i) Without the consent of each Certificateholder, which consent may be withheld in such holder's sole discretion, no Certificateholder may transfer a Beneficial Interest Certificate (A) to a Person that is a "tax-exempt entity" within the meaning of Section 168(h)(2) of the Code, or any successor provision thereto, or (B) to a Person that is a partnership, S corporation or trust (a "flow through entity"), if any immediate equity holder of such Person or any equity holders holding through tiers of flow through entities is a tax-exempt entity; provided that for this purpose, a foreign transferee or foreign equity holder shall not be treated as a "tax-exempt entity" if the exception of Section 168(h)(2)(B) of the Code would apply to any property owned directly or indirectly by such foreign transferee or foreign equity holder through LIFT, or (C) if such transfer would result in a termination of LIFT as a partnership pursuant to Section 708 of the Code, or any successor provision thereto, determined as if the Class D Notes did not evidence equity interests in LIFT.

                  (ii) Notwithstanding any other provision of this Agreement, no Certificateholder may transfer a Beneficial Interest Certificate (A) to a Person that is not a United States Person or (B) determined as though the Class D Notes do evidence equity interests in LIFT, would cause LIFT to lose the benefits of a safe harbor from publicly traded partnership taxable as a corporation for federal income tax purposes status provided by Treasury Regulations Section 1.7704-1 or any other available like exemption (including, but not limited to, as a result of an ownership interest in any Beneficial Interest Certificates being issued, sold, transferred, listed or otherwise exchanged at any time on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions; (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in subclause (w); (y) a regional or local exchange; or (z) an over-the-counter market, as the terms in subclauses (w), (x), (y) and (z) are defined for purposes of Section 7704 of the Code).

                  (d) Absent a Rating Agency Confirmation, no Beneficial Interest Certificate may be transferred to or held by any Seller, any other direct or indirect seller of any Aircraft to the Issuer Group, or any Affiliate of any thereof or of the Depositor other than a Person whose organic documents restrict its purposes and powers in a manner analogous to the restriction on the purposes and powers of the Depositor contained in their respective organic documents.

                  (e) By its acceptance of any Beneficial Interest Certificate, each Certificateholder of such Beneficial Interest Certificate acknowledges the restrictions on transfer of such Beneficial Interest Certificate set forth in this Trust Agreement and in the Private Placement Legend and agrees that it will transfer such Beneficial Interest Certificate only as provided in this Trust Agreement. The Owner Trustee shall not register a transfer of any Beneficial Interest Certificate unless such transfer complies with the restrictions on transfer of such Beneficial Interest Certificate set forth in this Trust Agreement. In connection with any transfer of Beneficial Interest Certificates, each Certificateholder agrees by its acceptance of the Beneficial Interest Certificates to furnish the Owner Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act. The Owner Trustee shall not be required to determine (but may rely on a determination made by the Controlling Trustees with respect to) the sufficiency of any such legal opinions.

                  The Owner Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Controlling Trustees shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Owner Trustee.

                  (f) For purposes of Sections 3.09(a), (b) or (c), the determination of whether a transfer would cause LIFT to lose the benefits of a safe harbor from publicly traded partnership taxable as a corporation for federal income tax purposes status provided by Treasury Regulations Section 1.7704-1 or any other available like exemption shall be made by counsel selected by LIFT.

                  Section 3.10. CUSIP, CINS AND ISIN NUMBERS. The Owner Trustee in issuing the Beneficial Interest Certificates shall, if so requested by the Equity Trustee, use such "CUSIP", "CINS", "ISIN" or other identification numbers as are then generally in use and, if so requested, the Owner Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of exchange as a convenience to Certificateholders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Beneficial Interest Certificates or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Beneficial Interest Certificates; provided further, that any failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of exchange shall not affect the validity or sufficiency of such notice.

                  Section 3.11. DISTRIBUTIONS. Subject to Sections 3.13 and 6.01(b), on the date of the receipt of any Excluded Payments and, to the extent and only to the extent of any payment received pursuant to Section 3.08 of the Indenture, on each Payment Date, the Owner Trustee shall distribute the amounts so received pro rata to each Certificateholder (subject to the final sentence of Section 3.04(a) hereof) based upon the percentage residual interest represented by its Beneficial Interest Certificates.

                  Section 3.12. SUBORDINATION OF THE SECURITIES. Each Certificateholder (by holding a Beneficial Interest Certificate) hereby expressly acknowledges and agrees that (i) its right, if any, to receive dividends or other distributions of Trust Property is subordinate to the rights of the Holders as provided in the Indenture and (ii) it may not withdraw from LIFT or obtain possession of, or otherwise exercise legal or equitable remedies with respect to, all or any part of the Trust Property prior to the payment in full of the principal and interest of, and any other amount owing with respect to, the Notes from time to time outstanding other than as expressly provided in the Indenture. Each Certificateholder further acknowledges that the LIFT has agreed, on behalf of the Certificateholders, to the terms of Article X of the Indenture and confirms that LIFT is authorized to do so and that such Certificateholder is bound thereby.

                  Section 3.13. ADDITIONAL CAPITAL. In the event that any Certificateholder determines that it wishes, by itself or together with one or more other Certificateholder, to provide funds for LIFT either (i) to make any Issuer Cure Amount payments under Section 3.13 of the Indenture, (ii) to provide for an Optional Redemption of any subclass of Notes or (iii) following the Acceleration of the Notes to discharge the Notes in full in accordance with the Indenture, such Certificateholders shall give notice of such election to the Trustee and shall provide the requisite funds to the Owner Trustee, who shall thereupon apply such funds accordingly. Upon the receipt by the Owner Trustee of any such funds in respect of the discharge of the Notes, the percentage beneficial interests of all the Certificateholders shall be adjusted to reflect such funds. Notwithstanding anything to the contrary in this Agreement, any funds received by the Owner Trustee as reimbursement under the Indenture of an Issuer Cure Amount shall be distributed only to those Certificateholders who provided funds for the purpose of making the Issuer Cure Amount payments being reimbursed, pro rata in proportion to the amount so provided. Nothing in this
Section 3.13 shall impose or be deemed to impose any obligation on any Certificateholder to provide any such funds. Each Certificateholder acknowledges, for the avoidance of doubt, that all funds so provided and any reimbursement to LIFT in respect of Issuer Cure Payments constitute part of the Trust Property subject to the terms of this Agreement (including without limitation Article II hereof).

                  Section 3.14. CLASS A CONTINGENT COLLATERAL ACCOUNT AND PERMITTED BENEFICIAL NOTES. The Depositor is concurrently entering into the Supplementary Security Trust Agreement with the Security Trustee pursuant to which it shall fund the Class A Contingent Collateral Account. In addition, from time to time, certain Certificateholders (or the holders of direct or indirect equity interests therein) may issue Permitted Beneficial Notes to the Security Trustee. The issuance of such Permitted Beneficial Notes shall be treated as a direct or indirect capital contribution by such Persons to LIFT (except that, solely for the maintenance of capital accounts, payments on the Permitted Beneficial Notes or the sales proceeds of sales of Permitted Beneficial Notes and not the initial contribution of the Permitted Beneficial Notes shall be treated as capital contributions). To the extent any amounts in the Class A Contingent Collateral

Account are released pursuant to Section 2.12 the Supplementary Security Trust Agreement or the Permitted Beneficial Notes are cancelled and returned in accordance with the Supplementary Security Trust Agreement, such action shall be treated as distributions by LIFT to the applicable Certificateholder. In no event and under no circumstances shall the Depositor have any right to recover the amount of any deposit to the Class A Contingent Collateral Account or any withdrawal from the Class A Contingent Collateral Account under Article III of the Supplementary Security Trust Agreement or the issuers of the Permitted Beneficial Notes have any right to recover the amount of any payment made by the issuers of the Permitted Beneficial Notes whether by right of reimbursement, subrogation, contribution, indemnification or otherwise arising by contract, operation of law, or under the laws of partnerships, trusts, suretyships, guarantees or fiduciaries, or under any claim of breach of trust or fiduciary duty, otherwise from LIFT, the Depositor, any direct or indirect equity holders of LIFT or the Depositor, any other issuer of the Permitted Beneficial Notes or any other persons, any such right as may exist being waived by the terms of the Supplementary Security Trust Agreement and the Permitted Beneficial Notes, as applicable.

                                   ARTICLE IV
                                    TRUSTEES

                  Section 4.01. NUMBER AND STATUS. The number of Trustees shall be at least four, and at all times, there shall be three Controlling Trustees (two of whom shall be Independent Controlling Trustees and one of whom shall be the Equity Trustee) and the Owner Trustee; provided that the vacancy in the position of any Trustee pending the replacement of such Trustee shall not prevent any of the other Trustees from taking such actions as they would be entitled to the take in accordance with the terms of this Trust Agreement without the approval of the Trustee whose position is vacant; provided that any and all votes of the Trustees shall be in accordance with Section 4.07 hereof and no vacancy shall result in the number of votes required thereby being diminished in any way. The Owner Trustee and, by its acceptance of its appointment hereunder, each of the other Trustees accepts the trust created hereby and agrees to perform its duties in accordance with all of the terms and conditions contained in this Trust Agreement. Neither the Owner Trustee nor any Controlling Trustee shall have any duties or responsibilities under this Trust Agreement except to the extent explicitly set forth in this Trust Agreement or any other Related Document. Notwithstanding any other provision of this Agreement, each Trustee shall at all times be a Citizen of the United States.

                  Section 4.02. OWNER TRUSTEE.

                  (a) Wilmington Trust Company is hereby appointed, and it hereby accepts appointment as, the Owner Trustee under this Trust Agreement. The Owner Trustee is entering into this Trust Agreement to satisfy the requirements of Section 3807(a) of the Business Trust Act, and it shall have only such duties and responsibilities as are expressly set forth in this Trust Agreement. Except as otherwise expressly provided herein, the Owner Trustee shall act only at the direction of the Controlling Trustees, the Owner Trustee shall have no responsibility for performing or overseeing the duties of the Controlling Trustees and the Owner Trustee shall have no liability for following in good faith any direction of the Controlling Trustees given to it in accordance with this Trust Agreement or for the acts or omission of any other Trustee.

                  (b) The Owner Trustee represents that it is, as required under the Business Trust Act, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of Applicable Law of the State of Delaware and that it is a Citizen of the United States. Any successor to or permitted assigns of the Owner Trustee shall be:

                  (i) an entity that has its principal place of business in the State of Delaware, and otherwise meets the requirements of Applicable Law; and

                  (ii) a Person that is a bank or trust company, a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000), authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities and a Citizen of the United States (such requirements, the "Eligibility Requirements").

                  (c) The Owner Trustee may resign upon 30 days prior written notice to LIFT, such resignation to be effective upon the appointment of a successor Owner Trustee meeting the requirements of Section 4.02(b) hereof. If no successor has been appointed within such 30-day period, the Owner Trustee may, at the expense of LIFT, petition a court to appoint a successor Owner Trustee meeting the Eligibility Requirements. The Controlling Trustees may at time upon 30 days prior notice to the Owner Trustee and shall promptly in the event the Owner Trustee resigns or the office of the Owner Trustee is deemed vacant replace the Owner Trustee by appointing a successor meeting the foregoing requirements, such replacement to be effective upon the acceptance of appointment by the successor Owner Trustee. The successor Owner Trustee shall notify the Indenture Trustee of its appointment.

                  (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, any corporation resulting from any merger, consolidation or conversion to which the Owner Trustee shall be a party or any corporation succeeding to the corporate trust business of the Owner Trustee shall be the successor of the Owner Trustee, if such successor corporation otherwise meets the Eligibility Requirements, without the need for the execution or filing of any paper or any further act on the part of the parties hereto or the Owner Trustee or such successor corporation.

                  Section 4.03. CONTROLLING TRUSTEES.

                  (a) The following individual is hereby appointed as the Equity Trustee and a Controlling Trustee under this Trust Agreement:

                  David H. Treitel
and the following two individuals are hereby appointed as the Independent Controlling Trustees:

                  Joseph E. Francht, Jr.
                  Jonathan M. Schofield

                  The Controlling Trustees shall have the duties and authority provided for in this Trust Agreement and shall direct the affairs of LIFT.

                  (b) Each Independent Controlling Trustee, by its acceptance of its appointment, represents that it is not at the time of its appointment and has not been for the twenty-four months prior to its appointment as a Trustee an employee, officer or director of General Electric Capital Corporation, any Depositor or any Affiliate of any such Person and agrees that it will not at any time during its service as a Trustee be such an employee, officer or director, provided that an Independent Controlling Trustee may serve as a trustee or director of another special purpose vehicle another trustee or director of which has been appointed by General Electric Capital Corporation or any Depositor (or any of their respective Affiliates) as the holder of any indebtedness of such special purpose vehicle.

                  (c) Any Controlling Trustee may resign upon 30 days prior written notice to the Owner Trustee, the other Controlling Trustees and the Certificateholders, such resignation to be effective upon the appointment of a successor Controlling Trustee. If no successor has been appointed within such 30-day period, such Controlling Trustee may, at the expense of LIFT, petition a court to appoint a successor Controlling Trustee. The Certificateholders holding a majority by percentage of the residual interest of LIFT may, with or without cause, by 30 days prior notice delivered to each Trustee, at any time and from time to time and shall, if the Equity Trustee resigns or the office of the Equity Trustee is deemed vacant promptly by notice to the other Trustees, replace the Equity Trustee, such replacement to be effective upon the acceptance of appointment by the successor Equity Trustee specified by such Certificateholders in such notice. An Independent Controlling Trustee shall, if the other Independent Controlling Trustee resigns or the office of such other Independent Controlling Trustee is deemed vacant, promptly by notice to the other Trustees replace such Independent Controlling Trustee, such replacement to be effective upon the acceptance of appointment by the successor Independent Controlling Trustee specified by such notifying Independent Controlling Trustee in such notice. In the event both Independent Controlling Trustees resign or the offices of both Independent Controlling Trustees are deemed vacant, the Equity Trustee (subject to a Rating Agency Confirmation with respect thereto) shall appoint successor Independent Controlling Trustees meeting the qualifications set forth in Section 4.03(b). Any Controlling Trustee who gives notice of resignation, whose office is deemed vacant or who is the subject of any replacement notice by the Certificateholders as provided above shall not be entitled to vote on any matters hereunder. For the avoidance of doubt, the Equity Trustee may not remove an Independent Controlling Trustee.

                  Section 4.04. QUORUM; MEETINGS. (a) A meeting of the Controlling Trustees at which a majority of the Controlling Trustees (or, if less, the number of Controlling Trustees required by Section 4.07 hereof for the approval of the matter considered at such meeting) is present shall be competent to exercise all powers and discretion for the time being exercisable by the Controlling Trustees. The quorum necessary for the transaction of the business specified in

Section 4.07 shall be the number of Trustees required by the applicable provision of Section 4.07 A Controlling Trustee, notwithstanding his interest, may be counted in the quorum present at any meeting at which he is appointed to hold office or at which the terms of his appointment are arranged, but he may not vote on his own appointment or the terms thereof.

                  (b) The Controlling Trustees shall meet together for the dispatch of business on a quarterly basis, and may adjourn, convene additional meetings and otherwise regulate their meetings as they think fit. At such meetings the Controlling Trustees shall review financial information presented to them by the Administrative Agent, review filings made or to be made with the Commission, review the provisions of any existing or proposed Swap Agreements and the performance of any Swap Providers, appoint or dismiss auditors and conduct such other business as they shall deem appropriate or advisable. Subject to Section 4.07 hereof, questions arising at any meeting shall be determined by a majority of the Controlling Trustees. A Controlling Trustee may, at any time, request a meeting of the Controlling Trustees by giving each other Controlling Trustee not less than twenty-four hours' notice of the meeting; provided, that any meeting may be convened at shorter notice and in such manner as a majority of all the Controlling Trustees shall approve; provided further, that, notwithstanding the provisions of Section 8.01 hereof, unless otherwise resolved by the Controlling Trustees, notices of Controlling Trustees' meetings need not be in writing.

                  (c) If a Trustee is by any means in communication with one or more other Trustees so that each Trustee participating in the communication can hear what is said by any other of them, each Trustee so participating in the communication is deemed to be present at a meeting with the other Trustees so participating, notwithstanding that all the Trustees so participating are not present together in the same place.

                  Section 4.05. CONTROLLING TRUSTEES' RESOLUTION. Each action taken at a meeting of the Controlling Trustees under Section 4.04 hereof by the requisite Trustee or requisite number of Trustees (as applicable) shall be reflected in writing as, and each action taken without a meeting under Section
4.08 hereof by the requisite Trustee or requisite number of Trustees (as applicable) shall constitute, a Controlling Trustees' Resolution.

                  Section 4.06. NOTICE OF MEETINGS. Any notice of any meeting to be given to or by any Trustee pursuant to this Trust Agreement shall be in writing, save as provided in Section 4.05 hereof. Any Trustee present in person at any meeting of Trustees shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

                  Section 4.07. VOTING. The Controlling Trustees shall possess and be entitled in their discretion to exercise all rights and power to vote with respect to any lawful action to be taken by the Controlling Trustees, except as otherwise provided herein. For so long as any amount is outstanding or payable under any debt securities of LIFT, the Trustees shall not have the power to take any action in their capacities as Trustees that would cause LIFT or any of its subsidiaries to be in violation of the terms governing any such debt securities. Each Controlling Trustee shall have the power to vote an equal portion of all of the voting rights of LIFT. Except as provided below, the vote of at least two of the Controlling Trustees shall be sufficient.

                  Notwithstanding any other provision herein to the contrary:

                  (a) The unanimous affirmative vote of the Controlling Trustees shall be required to:

                  (i) cause LIFT or any subsidiary of LIFT to take any action with respect to the institution of any proceeding by LIFT or any subsidiary of LIFT seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or any substantial part of its property, or seeking termination of LIFT's existence other than pursuant to Section 6.01 or the existence of any subsidiary of LIFT;

                  (ii) in the case of any such proceeding instituted against LIFT or any subsidiary of LIFT (but not instituted by it), cause LIFT or any subsidiary of LIFT to take any action to authorize or consent to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for LIFT or any subsidiary of LIFT, or any substantial part of its property, or that of any subsidiary); and

                  (iii) cause LIFT or any subsidiary of LIFT to take any action with respect to any merger, consolidation, amalgamation, or reorganization of LIFT or any subsidiary of LIFT, with or into any other Person, or any conveyance, transfer or other disposal of (whether in one transaction or a series of transactions) all or substantially all of the assets of LIFT or any subsidiary of LIFT; provided, however, that such unanimous approval is not required so long as the organizational documents of the resulting Person provide for the unanimous approval of the Independent Controlling Trustees for the events contemplated by this Section 4.07 and Section 7.01 hereof;

                  (b) the affirmative vote of at least two of the Controlling Trustees, one of whom is an Independent Controlling Trustee and one of whom is the Equity Trustee, shall be required to approve (i) any action under Section
7.04 of the Servicing Agreement, (ii) any reduction in the amount of the Senior Note Blockage Amount, the Mezzanine Note Blockage Amount, the Junior Note Blockage Amount or the Subordinate Note Blockage Amount and (iii) any Sale, directly or indirectly, of any Aircraft pursuant to clause (v) of Section 5.02(g) of the Indenture and to provide the confirmation required thereby;

                  (c) the affirmative vote of the Equity Trustee shall be sufficient to approve (i) the purchase or other acquisition, directly or indirectly, of any Additional Aircraft from any Certificateholder or any of its Affiliates or GECC or any of its Affiliates, (ii) (A) the issuance by LIFT of Additional Notes or Additional Certificates pursuant to Section 2.04(d)(iv) or
3.08 hereof and (B) any related increase in the Senior Note Blockage Amount, the Mezzanine Note Blockage Amount, the Junior Note Blockage Amount or the Subordinate Note Blockage Amount, (iii) any action for the release of amounts in the Class A Contingent Account or the substitution of any Permitted Beneficial Note for another Permitted Beneficial Note, or (iv) any action under clause (ii) or (vi) of Section 2.05 hereof, provided that, with respect to clauses (i) and (ii)(A) above, the Equity Trustee has provided reasonable prior notice to the Independent Controlling Trustees of such proposed issuance of Additional Notes and/or Additional Certificates and/or purchase of Additional Aircraft by LIFT and agreed to consult with the Independent Controlling Trustees prior to any such issuance of Additional Notes or Additional Certificates or purchase of Additional Aircraft; and

                  (d) the affirmative vote of the Trustees specified in Section
7.01 hereof shall be required for any action under such section.

                  Section 4.08. RESOLUTIONS. A resolution in writing signed by the requisite Trustee or number of Trustees pursuant to Section 4.07 hereof (as the case may be) shall be valid and effectual as if it had been passed at a meeting of the Controlling Trustees duly convened and held. Such resolution (when to be adopted by more than one Trustee) may consist of two or more documents in like form each signed by at least one of the number of Trustees.

                  Section 4.09. DELEGATION. Except as otherwise provided in
Section 4.07 hereof, the Controlling Trustees may delegate any of their powers to committees consisting of any one or more or such Controlling Trustees or such other Persons as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Controlling Trustees. The meetings and proceedings of any such committee consisting of one or more persons shall be governed by the provisions of this Trust Agreement regulating the meetings and proceedings of the Controlling Trustees, so far as the same are applicable and are not superseded by any regulations made by the Trustees under this Trust Agreement.

                  Section 4.10. VACANCIES. The office of a Trustee shall be deemed vacated if:

                  (a) in the case of an Independent Controlling Trustee, such Trustee ceases to meet the criteria set forth in Section 4.03(b) hereof;

                  (b) such Trustee dies or is unable or refuses to act;

                  (c) such Trustee is the subject of any Insolvency Proceeding;
or

                  (d) in the case of the Owner Trustee, the Owner Trustee ceases to meet the requirements of Section 3807(a) of the Business Trust Act or of
Section 4.02(b) hereof.

                  Section 4.11. EFFECT OF REPLACEMENT. Any successor Trustee, however appointed, shall execute and deliver to the Controlling Trustees an instrument accepting such appointment and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as such Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee.

                  Section 4.12. EFFECT OF VACANCIES. (a) Neither the death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity of a Trustee (except, with respect to the Owner Trustee, as otherwise required by Applicable Law of the State of Delaware) shall operate to terminate this Trust Agreement or LIFT. Any notice or document served on a Trustee shall, notwithstanding that such Trustee be then incompetent, disabled, dead or bankrupt and whether or not LIFT has notice of his incompetence, disability, death or bankruptcy, be deemed to have been duly served on such Trustee. Notwithstanding any of the provisions of this Trust Agreement, any notice to be given by LIFT to a Trustee may be given in any manner agreed in advance by any such Trustee.

                  (b) If there is at any time a vacancy in the position of a Trustee, it is understood that the Certificateholders may not exercise the voting power of the vacant Trustee position and that such voting power will accordingly remain suspended during such vacancy.

                  Section 4.13. TRANSACTIONS WITH TRUSTEES. A Trustee may hold any other office with respect of LIFT (other than the office of auditor) in conjunction with his office of Trustee and may act in a professional capacity to LIFT on such terms as to tenure of office, remuneration and otherwise as the Controlling Trustees may determine.

                  Section 4.14. INTERESTS OF TRUSTEES. Subject to Applicable Law of the State of Delaware, and provided that it has disclosed to the Controlling Trustees the nature and extent of any of its material interests, a Trustee notwithstanding his office:

                  (a) may be a party to, or otherwise interested in, any transaction or arrangement with LIFT or in which LIFT is otherwise interested;

                  (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by General Electric Capital Corporation or by any Affiliate of the Depositor or in which General Electric Capital Corporation or any Affiliate of the Depositor is otherwise interested or that engages in transactions similar to those engaged in by LIFT and might present a conflict of interest for such Trustee in discharging his duties (provided that nothing in this clause (b) shall be construed to limit any Trustee's acting in a like capacity for any other Issuer Group Member); provided that each Independent Controlling Trustee must comply with Section 4.03(b) hereof; and

                  (c) shall not, by reason of his office, be accountable to LIFT or any Certificateholder for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

                  Section 4.15. CONFIDENTIALITY OBLIGATIONS OF TRUSTEES. Each Controlling Trustee will provide a written undertaking to LIFT and the Servicer to substantially the effect that such Controlling Trustee (a) will not provide to any Person (other than as required by law or, subject to clause (c) below, another Controlling Trustee) competitively sensitive information that it may receive from the Servicer pursuant to the Servicing Agreement, (b) will not use any such competitively sensitive information for any purpose other than in performing its duties and responsibilities as set forth in this Trust Agreement and (c) will not provide to any other

Controlling Trustee, to the extent that such other Controlling Trustee is involved in any other business activities that are competitive with those of the Servicer, any competitively sensitive information that may be requested by such Controlling Trustee beyond the information that is normally provided to the Controlling Trustees as a group pursuant to this Trust Agreement.

                  Section 4.16. CONTRACT WITH TRUSTEE. A Controlling Trustee, notwithstanding its interest, may be counted in the quorum present at any meeting at which any contract or arrangement in which such Trustee is interested is considered and, subject to the provisions of Sections 4.15 and 4.17 hereof, may vote in respect of any such contract or arrangement.

                  Section 4.17. VALIDITY OF ACTS. All acts done bona fide by any meeting of Trustees or by a committee appointed by the Controlling Trustees or by any Person acting as a Trustee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Trustee, committee or Person so acting or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Trustee or a member of a committee appointed by the Trustees and had been entitled to vote.

                  Section 4.18. MINUTE BOOK. The Trustees shall cause all resolutions in writing passed by them in accordance with Section 4.08 hereof and minutes of proceedings at all meetings of the Trustees and of committees appointed by the Controlling Trustees to be entered in books kept for the purpose. Any minutes of a meeting shall be evidence of the proceedings.

                  Section 4.19. FEES AND REMUNERATION; DIRECTORS AND OFFICERS INSURANCE. The Trustees shall be paid out of the funds of LIFT their reasonable traveling and (subject to the limitation on counsel fees and expenses set forth in the immediately succeeding sentence) other expenses properly and necessarily expended by them in attending meetings of the Trustees or otherwise in the affairs of LIFT. Each Controlling Trustee shall be paid by way of remuneration for its services a sum of $60,000 per annum plus $20,000 per annum after the Closing Date of each issuance of Additional Notes, subject to a maximum annual total of $100,000 per Controlling Trustee, which shall be deemed to accrue from day to day and shall be paid monthly in advance on each Payment Date and, for the period commencing on the Initial Closing Date and ending on (but excluding) the first Payment Date, the Initial Closing Date. The Controlling Trustees shall be entitled to reimbursement for reasonable fees and expenses of counsel incurred by them in connection with each issuance of Exchange Notes or Additional Securities, not to exceed (without the unanimous consent of all Controlling Trustees) $50,000 in the aggregate for all Controlling Trustees per issuance. The Independent Controlling Trustees and the Equity Trustee may (but shall not be obligated to), at any time, agree to increase any of the fees set forth above for inflation, the acquisition by the Issuer Group of Additional Aircraft, or otherwise. The Owner Trustee shall be paid such fees as shall be agreed upon in a separate fee agreement to be entered into by the Owner Trustee and LIFT. Unless the Controlling Trustees shall otherwise unanimously agree, LIFT shall maintain, on behalf of the Controlling Trustees, directors and officers insurance with a minimum coverage of $40,000,000 and on terms no less favorable than the policy in effect on the date hereof.

                  Section 4.20. TRUSTEES MAY RELY. No Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably and in good faith believed by it to be genuine and signed by the proper party or parties thereto. The Trustees may accept a copy of a resolution of the board of directors of any corporate entity, certified by the secretary, an assistant secretary or any other officer of the said entity, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically described herein, the Trustees may for all purposes hereof rely on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon. The Trustees may (a) exercise their powers and perform their duties by or through such attorneys and agents as they shall appoint with due care, and they shall not be liable for the acts or omissions of such attorneys and agents and (b) consult with counsel, accountants and other experts, and the Trustees shall be entitled to rely upon the advice of counsel, accountants and other experts selected by them with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice. In particular, no provision of this Trust Agreement shall be deemed to impose any duty on any Trustee to take any action if such Trustee shall have been advised by counsel that such action would expose it to personal liability or is contrary to the terms hereof, or is contrary to law. The Owner Trustee and each Independent Controlling Trustee shall not incur any liability to any Person for any action taken, or any failure to take action, by the Equity Trustee pursuant to Section 4.07(c).

                  Section 4.21. TRUSTEES ACT SOLELY AS TRUSTEES. In accepting and performing the trusts created hereby, each Trustee acts solely as trustee hereunder and not in any individual capacity, and all persons having any claims against any Trustee by reason of the transactions contemplated hereby shall not have any recourse to such Trustee in its individual capacity and shall look only to the property of LIFT for payment or satisfaction thereof. The Trustees shall not be liable for the acts or omissions of any Depositor or Certificateholder.

                  Section 4.22. NO EXPENSES FOR THE TRUSTEES. No Trustee shall have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action which could, in the discretion of such Trustee, result in any cost or expense being incurred by the Trustee, other than in connection with its own obligations hereunder.

                  Section 4.23. NO REPRESENTATIONS OR WARRANTIES AS TO CERTAIN MATTERS. NONE OF THE TRUSTEES, EITHER WHEN ACTING HEREUNDER IN ITS CAPACITY AS TRUSTEE OR IN ITS INDIVIDUAL CAPACITY, MAKES OR SHALL BE DEEMED TO HAVE MADE (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OWNED BY THE ISSUER GROUP, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THOSE AIRCRAFT OR ANY PART THEREOF.

                                   ARTICLE V
                           INDEMNIFICATION OF TRUSTEES

                  Section 5.01. LIABILITY AND INDEMNITY.

                  (a) The Trustees shall not be liable to LIFT or the Certificateholders for monetary or other damages for breach of fiduciary duty as a Trustee; such exculpation shall be to the fullest extent permitted by Delaware law.

                  (b) Each Trustee (and the officers, directors, employees, heirs, executors or administrators of such Trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of LIFT to procure a judgment in its favor by reason of the fact that such Person is or was a Trustee of LIFT or is or was serving at the request of LIFT as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise, shall be indemnified and held harmless by LIFT to the fullest extent permitted by Delaware law.

                  (c) LIFT does hereby assume liability for and agree to indemnify, reimburse and hold harmless each of the Trustees from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under this Trust Agreement, including any resignation of any Trustee as provided hereby, and such indemnification shall be to the fullest extent permitted by Delaware law.

                  (d) The right to indemnification conferred in this Article 5 shall also include the right to be paid by LIFT the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred in this Article 5 shall be a contract right.

                  Section 5.02. AGENTS. LIFT may, by action of its Controlling Trustees, provide indemnification to such of the agents of LIFT to such extent and to such effect as the Controlling Trustees shall determine to be appropriate and authorized by Delaware law.

                  Section 5.03. INSURANCE. LIFT shall have power to purchase and maintain insurance on behalf of any Person who is or was a Trustee or agent of LIFT, or is or was serving at the request of LIFT as a trustee, director, officer, employee or agent of another trust, corporation, partnership, joint venture or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of his status as such, whether or not LIFT would have the power to indemnify him against such liability under Delaware law.

                  Section 5.04. NON-EXCLUSIVE RIGHTS. The rights and authority conferred in this Article V shall not be exclusive of any other right which any Person may otherwise have or hereafter acquire.

                  Section 5.05. SURVIVAL. Neither the amendment nor repeal of this Trust Agreement, nor, to the fullest extent permitted by Delaware law, any adoption or modification of law, shall eliminate or reduce the effect of this
Article 5 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                   ARTICLE VI
                               TERMINATION OF LIFT

                  Section 6.01. TERMINATION OF LIFT.

                  (a) LIFT shall dissolve only (i) upon satisfaction in full by LIFT of all debt securities issued by LIFT in accordance with their respective terms and (ii) with the consent of all of the Controlling Trustees.

                  (b) As soon as is practicable after the occurrence of the events referred to in Section 6.01(a) above, the Controlling Trustees shall, after paying or making provision for the payment of all obligations of LIFT in accordance with Applicable Law, file a certificate of cancellation with the Secretary of State of the State of Delaware, and thereupon LIFT shall terminate. Any amounts available for distribution to the Certificateholders after making such payments or provisions for payment shall, subject to Section 3.14 hereof, be distributed to the then Certificateholders in accordance with the Certificateholders' Capital Account balances, as such balances have been adjusted for all events leading up to and including the liquidation of LIFT; PROVIDED THAT, the Certificateholders agree that the effect of any deemed capital contribution resulting pursuant to Section 3.14 hereof from payments on or sales proceeds of a Permitted Beneficial Note shall be to reduce a negative balance in the Capital Account of the Certificateholders who (or whose direct or indirect equity holder) issued such Permitted Beneficial Note and in no circumstances will the deemed contribution cause such Certificateholder to receive a greater distribution pursuant to this Agreement than the Certificateholder would have received had there been no such deemed capital contribution and, if necessary, the allocations of Profits and Losses and items thereof pursuant to Sections 2.13 through 2.15 hereof shall be adjusted appropriately.

                  (c) The provisions of Article 5 shall survive termination of LIFT.

                                  ARTICLE VII
                                   AMENDMENTS

                  Section 7.01. AMENDMENTS.

                  (a) Subject always to the provisions of the Indenture and any debt securities of LIFT, this Trust Agreement and the Beneficial Interest Certificates may only be amended or modified with the consent of the majority in interest of the Certificateholders, and then only by a written instrument approved and executed by:

                  (i) a majority of the Controlling Trustees, one of whom shall be the Equity Trustee;

                  (ii) if the amendment affects the rights, powers, duties or obligations of the Owner Trustee, the Owner Trustee; and

                  (iii) if the amendment affects (A) the rights, powers, duties or obligations, including the events contemplated by Section 4.07 hereof, of any Independent Controlling

Trustee, (B) any organizational documents of any Issuer Subsidiary, to the extent such amendment would affect the rights, powers or duties of any Independent Controlling Trustee or directors of such subsidiary comparable to those in Sections 4.07 and 7.01 hereof or (C) any of the provisions of Sections 2.02(b), 2.07 or 7.01, the Independent Controlling Trustees, provided, however, that no such amendment may modify the provisions of this Trust Agreement or the Beneficial Interest Certificates setting forth the frequency or the currency of payment of, or the method of calculation of the amount of, any distribution payable in respect of any Beneficial Interest Certificates, or reduce the percentage of the Certificateholders required to approve any amendment or waiver of this Section 7.01 or alter the manner or priority of payment of the Beneficial Interest Certificates without the consent of each affected Certificateholder and, so long as any Notes are Outstanding, no such amendment may modify the provisions of this Trust Agreement relating to the maintenance of LIFT's status as a partnership (and not a publicly traded partnership taxable as a corporation) for federal income tax purposes (each, a "Basic Terms Modification").

                  (b) It shall not be necessary for the consent of the Certificateholders under this Section 7.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Certificateholders will be binding on all Certificateholders.

                  (c) Notice of each amendment to this Trust Agreement shall be given to each of the Rating Agencies.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.01. NOTICES. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement to be given to any Person shall be in writing, and any such notice shall become effective ten days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail, or if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth below:

If to the Owner Trustee:

                                    Wilmington Trust Company
                                    1100 North Market Street
                                    Rodney Square North
                                    Wilmington, Delaware 19890-0001
                                    Attention:  Corporate Trust Administration
                                    Fax:  (302) 651-8882

If to the Equity Trustee, to:

                                    David H. Treitel
                                    c/o Simat Helliesen & Eichner, Inc.
                                    90 Park Avenue
                                    New York, NY  10016

If to the Independent Controlling Trustees, to:

                                    Joseph E. Francht, Jr.
                                    18 Devon Drive
                                    New Hope, PA  18938


                                    and

                                    Jonathan M. Schofield
                                    7640 Kincheloe Road
                                    Clifton, VA  20124

If to the Certificateholders, to:

                                    Automatic I, LP
                                    Grand Bay Plaza
                                    2665 South Bayshore Drive, Suite 1006
                                    Coconut Grove, FL  33133

                  From time to time any Trustee or Certificateholder may designate a new address or number for purposes of notice hereunder by notice to each of the other Trustee.

                  Section 8.02. GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  Section 8.03. JURISDICTION. By holding a Beneficial Interest Certificate, each Certificateholder hereby submits to the jurisdiction of the Courts of Delaware or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Trust Agreement. By holding a Beneficial Interest Certificate, each Certificateholder irrevocably appoints Corporation Service Corporation, with an office on the date hereof at 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805, as its agent for service of process to receive on behalf of such Certificateholder service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to each Certificateholder in care of such process agent, at the address of such process agent stated above, and each Certificateholder, by holding a Beneficial Interest Certificate, hereby irrevocably authorizes and directs such process agent to accept such service on its behalf. As an alternative method of service of process, each Certificateholder, by holding a Beneficial Interest Certificate, consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Certificateholder by registered or certified mail at its address designated in Section 8.01. In addition, each Certificateholder, by holding a Beneficial Interest

Certificate, hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in the Courts of the State of Delaware or the United States Federal Courts sitting therein, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

                  Section 8.04. COUNTERPARTS. This Trust Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Section 8.05. AGREEMENT. The terms of this Trust Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Depositor and the Trustees and their respective successors and assigns.

                  Section 8.06. TABLE OF CONTENTS; HEADINGS. The table of contents and headings of the various articles, sections and other subdivisions of this Trust Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officer hereunto duly authorized, as of the day and year first above written.

                                WILMINGTON TRUST COMPANY

                                By:   /s/ PATRICIA A. EVANS
                                      ------------------------------------------
                                      Name:  PATRICIA A. EVANS
                                           -------------------------------------
                                      Title:  SENIOR FINANCIAL SERVICES OFFICER
                                            ------------------------------------

                                AUTOMATIC LIFT I, LP

                                By:    Automatic LIFT GP I, LLC, as General
                                       Partner of Automatic Lift I, LP

                                By:    Automatic Flight Operations, LLC,
                                       as Manager of Automatic LIFT GP I, LLC

                                By:    /s/ MARC H. LIPPMAN
                                      ---------------------------------
                                       Name: Marc H. Lippman
                                       Title: Manager

The undersigned hereby confirm their acceptance of appointment

As the Equity Trustee and a Controlling Trustee:

/s/ DAVID H. TREITEL
-----------------------------------
David H. Treitel

As the Independent Controlling Trustees:

/s/ JOSEPH E. FRANCHT, JR.
-----------------------------------
Joseph E. Francht, Jr.

/s/ JONATHAN M. SCHOFIELD
-----------------------------------
Jonathan M. Schofield

                                                                       EXHIBIT A

                     FORM OF BENEFICIAL INTEREST CERTIFICATE

                           THIS BENEFICIAL INTEREST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE CERTIFICATEHOLDER (1) REPRESENTS THAT IT (A) IS A UNITED STATES PERSON, (B) IS A "CITIZEN OF THE UNITED STATES" (AS DEFINED IN SECTION 40102(a)(15) OF PART A OF SUBTITLE VII OF TITLE 49, UNITED STATES CODE AND IN THE FEDERAL AVIATION REGULATIONS) AND (C) IS EITHER A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), (5), (6), (7) OR (8) OF REGULATION D UNDER THE
         SECURITIES ACT), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE, RESELL OR OTHERWISE TRANSFER THIS BENEFICIAL INTEREST CERTIFICATE EXCEPT (A) TO LEASE INVESTMENT FLIGHT TRUST, A DELAWARE BUSINESS TRUST ESTABLISHED UNDER THE TRUST AGREEMENT DATED AS OF JUNE 26, 2001 (THE "TRUST AGREEMENT"), OR ANY SUBSIDIARY THEREOF (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) TO AN ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),AND IN EACH CASE (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION ONLY TO A PERSON THAT IS A UNITED STATES PERSON AND A CITIZEN OF THE UNITED STATES AND OTHERWISE IN ACCORDANCE WITH
         SECTION 3.09 OF THE TRUST AGREEMENT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BENEFICIAL INTEREST CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE CERTIFICATEHOLDER MUST SUBMIT THIS BENEFICIAL INTEREST CERTIFICATE TO THE OWNER TRUSTEE. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE OWNER TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  REFERENCE IS ALSO MADE TO THE PROVISIONS OF SECTION 3.09 OF THE TRUST AGREEMENT AS TO ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS BENEFICIAL INTEREST CERTIFICATE.

                          LEASE INVESTMENT FLIGHT TRUST

                         BENEFICIAL INTEREST CERTIFICATE

                                                     No. ____ {CUSIP}{ISIN}{CCN}


                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (the "Issuer"), certifies that ________________________ is the owner of a beneficial interest equal to _____% (______ per cent) or such lower percentage as is determined as provided below of the residual interest in the Issuer, issued pursuant to the Trust Agreement dated as of June 26, 2001 as amended and restated under the Amended and Restated Trust Agreement dated as of June 26, 2001 (the "Trust Agreement") between Automatic Lift I LP, a Delaware limited partnership (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation (the "Owner Trustee").

                  This Beneficial Interest Certificate is one of a duly authorized issue of Beneficial Interest Certificates, issued under the Trust Agreement. All capitalized terms used in this Beneficial Interest Certificate and not defined herein shall have the respective meanings assigned to such terms in the Trust Agreement. Reference is made to the Trust Agreement and all agreements supplemental thereto for a statement of the respective rights and obligations thereunder of LIFT, the Trustees and the Certificateholders. This Beneficial Interest Certificate is subject to all terms of the Trust Agreement.

                  The Trust Agreement provides for the issuance from time to time of Additional Certificates. Upon the issuance of any such Additional Certificates, the percentage of the residual interest of the Issuer represented by this Beneficial Interest Certificate shall be adjusted as provided in Section
3.08 of the Trust Agreement. Such percentage may also be adjusted as provided in
Section 3.13 of the Trust Agreement.

                  This Beneficial Interest Certificate is, to the extent and in the manner provided in the Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Beneficial Interest Certificate is issued subject to such provisions. Each Certificateholder of this Beneficial Interest Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Owner Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Agreement and (c) appoints the Owner Trustee his attorney-in-fact for such purpose.

                  Subject to and in accordance with the terms of the Trust Agreement, there will be distributed, on the date of the receipt of any Excluded Payment, and monthly on each Payment Date commencing on ____________, 2001 to the Person in whose name this Beneficial Interest Certificate is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.04 of the Trust Agreement, such Person's pro rata share (based on the percentage of the residual interest in the Issuer then represented by this Beneficial Interest Certificate) of the aggregate amount distributable to all Certificateholders on such date or Payment Date.

                  Payments under Section 3.04(a) of the Trust Agreement shall be made by check mailed to each Certificateholder on the applicable Record Date or, in the case of Excluded Payments, on the date of payment, at its address appearing on the Register. Alternatively, in the case of the Depositor or upon application in writing to the Controlling Trustees, not later than the applicable Record Date, by any other Certificateholder (which may be granted or denied in the discretion of the Controlling Trustees), any such payments shall be made by wire transfer to an account designated by such Certificateholder at a financial institution in the United States of America.

                  The Certificateholder of this Beneficial Interest Certificate agrees, by acceptance hereof, to pay over to the Administrative Agent any money paid to it in respect of this Beneficial Interest Certificate in the event that the Administrative Agent, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Trust Agreement or as a result of any other mistake of fact or law on the part of the Administrative Agent in making such payment.

                  This Beneficial Interest Certificate is issuable only in registered form. A Certificateholder may transfer this Beneficial Interest Certificate only by written application to the Owner Trustee stating the name of the proposed transferee and otherwise complying with the terms of the Trust Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Owner Trustee in the Register. When this Beneficial Interest Certificate is presented to the Owner Trustee with a request to register the transfer or to exchange it for a Beneficial Interest Certificate having the same percentage residual interest, the Owner Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Beneficial Interest Certificate is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee duly executed by the Certificateholder thereof or by an attorney who is authorized in writing to act on behalf of the Certificateholder). No service charge shall be made for any registration of transfer or exchange of this Beneficial Interest Certificate, but the party requesting such new Beneficial Interest Certificate or Beneficial Interest Certificates may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Beneficial Interest Certificate, the Issuer and the Owner Trustee may deem and treat the Person in whose name this Beneficial Interest Certificate (as of the day of determination or as of such other date as may be specified in the Trust Agreement) is registered as the absolute owner and Certificateholder hereof for the purpose of receiving payment of all amounts payable with respect to this Beneficial Interest Certificate and for all other purposes, and neither the Issuer nor the Owner Trustee shall be affected by notice to the contrary.

                  The Trust Agreement permits the amendment or modification of the Trust Agreement and the Beneficial Interest Certificate by LIFT with the consent of the majority in interest of the Certificateholders on the date of any vote of such Certificateholders and certain of the Trustees as provided in the Trust Agreement; provided that, no Basic Terms Modification shall be effected without the consent of each Certificateholder affected thereby. Any such amendment or modification shall be binding on every Certificateholder, whether or not notation thereof is made upon this Beneficial Interest Certificate.

                  The Issuer is permitted by the Trust Agreement, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee under the Indenture and the Trustees and the Certificateholders under the Trust Agreement.

                  This Beneficial Interest Certificate shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

                  IN WITNESS WHEREOF, LIFT has caused this Beneficial Interest Certificate to be signed manually or by facsimile by the Owner Trustee.

Date:______________                       LEASE INVESTMENT FLIGHT TRUST
                                          By: Wilmington Trust Company,
                                          not in its individual capacity but
                                          solely as the Owner Trustee


                                          ---------------------------------
                                          Name:
                                          Title:

                            [FORM OF] TRANSFER NOTICE

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

                  Insert Taxpayer Identification No. __________________

------------------------------------------------------------------------------

------------------------------------------------------------------------------
   (Please print or typewrite name and address including zip code of assignee)

the within Beneficial Interest Certificate and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said
Beneficial Interest Certificate on the books of LIFT with full power of substitution in the premises.

Date:
                                                     {Signature of Transferor}

                                            NOTE:    The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned
                                                     instrument in every
                                                     particular, without
                                                     alteration or any change
                                                     whatsoever.

                                                     Date:


                  In connection with any transfer of this Beneficial Interest Certificate, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   {Check One}

|_|      (a)      this Beneficial Interest Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

|_|      (b)      this Beneficial Interest Certificate is being transferred
                  other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Beneficial Interest Certificate and the Trust Agreement.

                  If none of the foregoing boxes is checked or if any of the other conditions to transfer set forth in Section 3.09 of the Trust Agreement are not satisfied, the Owner Trustee shall not be obligated to register this Beneficial Interest Certificate in the name of any Person other than the Certificateholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section
3.09 of the Trust Agreement shall have been satisfied.

                                             Date:

                                             NOTICE:  The signature to this
                                                      assignment must correspond
                                                      with the name as written
                                                      upon the face of the
                                                      within-mentioned
                                                      instrument in every
                                                      particular, without
                                                      alteration or any change
                                                      whatsoever.

                  TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

                  The undersigned represents and warrants that it is purchasing this Beneficial Interest Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding LIFT as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


                                  ----------------------------------------------
                                  Dated:

                                  NOTICE: to be executed by an executive officer

                                                                       EXHIBIT B

                            AFFIDAVIT OF CITIZENSHIP

                                    )
                                    ) ss.
                                    )

I, ________________, being duly sworn, depose and say, that:

         1. I am a ________________ of [CERTIFICATEHOLDER], a _____________ (the
"Certificateholder");

         2. The president and two-thirds or more of the board of directors and other managing officers of the Certificateholder are individuals who are citizens of the United States of America and at least seventy-five percent (75%) of the voting interest of the Certificateholder is owned or controlled by persons or corporations who are citizens of the United States of America

                                       OR

         The Certificateholder is a partnership each of whose partners is an individual who is a citizen of the United States, and

         3. Accordingly, the Certificateholder is a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code.

         SWORN to this ____ day of ____________, ____.


                                           [CERTIFICATEHOLDER]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

SWORN AND SUBSCRIBED TO
Before me this ________ day
of ____________, _____


----------------------------
Notary Public

My Commission Expires on _________________

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                     -----, ----


LEASE INVESTMENT FLIGHT TRUST
c/o Wilmington Trust Company
Attention: Corporate Trust Administrator
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-0001

Ladies and Gentlemen:

         In connection with our proposed purchase of the Beneficial Interest Certificate of LEASE INVESTMENT FLIGHT TRUST (the "Issuer"), we confirm that:

         1. We have received a copy of the Trust Agreement dated as of June __, 2001 as amended and restated under the Amended and Restated Trust Agreement dated June __, 2001 (the "Trust Agreement") relating to the Beneficial Interest Certificate and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated therein.

         2. We understand that any subsequent transfer of the Beneficial Interest Certificate is subject to certain restrictions and conditions set forth in the Trust Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Beneficial Interest Certificate except in compliance with such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

         3. We understand that the offer and sale of the Beneficial Interest Certificate has not been registered under the Securities Act, that the Beneficial Interest Certificate will only be in the form of definitive physical certificates and that the Beneficial Interest Certificate may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell a Beneficial Interest Certificate in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof that is a Citizen of the United States, (B) to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (and as defined therein) that is a "citizen of the United States" (as defined in Section 40102(a)(15) of Part A of Subtitle VII of Title 49, United States Code and in the Federal Aviation Regulations),
(C) to an "accredited investor" (as defined below) that is also a "citizen of the United States" (as defined in Section 40102(a)(15) of Part A of Subtitle VII of Title 49, United States Code and in the Federal Aviation Regulations) that, prior to such transfer, furnishes to the Owner Trustee (as defined in the Trust Agreement) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Beneficial Interest Certificate and an opinion of counsel acceptable to the Owner Trustee that such transfer is in compliance with the Securities Act or (D) to a citizen of the United States, pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), and we further agree to provide to any person purchasing any Beneficial Interest Certificate from us a notice advising such purchaser that resales of the Beneficial Interest Certificates are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the United States or any other applicable jurisdiction and in accordance with the legend to be set forth in the Beneficial Interest Certificates, which will reflect the substance of this paragraph.

         4. We understand that, on any proposed resale of any Beneficial Interest Certificates, we will be required to furnish to the Owner Trustee such certifications, legal opinions and other information as the Owner Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

         5. We are an "accredited investor" (as defined in Rule 501(a)(1), (2),
(3), (5), (6), (7) or (8) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Beneficial Interest Certificates, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

         6. We are acquiring the Beneficial Interest Certificates purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

         7. We are not acquiring the Beneficial Interest Certificates with a view to distribution thereof or with any present intention of offering or selling the Beneficial Interest Certificates, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

         8. We understand the additional restrictions on transfer contained in
Section 3.09 of the Trust Agreement.

         An opinion of counsel to the effect that the purchase of this Beneficial Interest Certificate does not require registration under the Securities Act is attached to this certificate. You, the Issuer and the Owner Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,


                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                       2